UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021

Canning Street Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-56235	85-3816149
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8374 Market Street #284, Lakewood Ranch, Florida 34202

(Address of principal executive office)

941.320.0789

(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01	Change in Control of Registrant.

On March 31, 2021, David Cutler entered into a Stock Purchase Agreement (the “Agreement”) with several purchasers (the “Purchasers”). The Agreement closed upon execution on March 31, 2021 (“Closing”). Pursuant to the Agreement, Mr. Cutler agreed to sell and the Purchasers agreed to purchase 371,246 restricted common stock shares (the “Shares”) of Canning Street Corporation (the “Company”), representing approximately 59.9% of the Company’s outstanding shares of common stock. Pursuant to the Agreement, Purchasers agreed to pay Mr. Cutler $400,000. The closing occurred on March 31, 2021.

The Closing of the Agreement effectuated a change in control of the Company. As a result of the Closing, the Purchasers own approximately 59.9% of the Company's issued and outstanding common stock. The are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of officers or other matters, except as set forth herein.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of March 31, 2021, the number of shares of common stock that are beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company; and (iii) all officers and directors as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Under these rules more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as noted below, each person has sole voting and investment power.

 Unless otherwise indicated below, each beneficial owner named in the table has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The address of each beneficial owner unless indicated below is c/o Canning Street Corporation, 7701 Iguana Drive, Sarasota FL 34202.

Name and Address of Beneficial Owner, Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)
John Shepard	9,281	**
David Cutler	-0-	**
Redgie Green	-0-	1.50%
All executive officers and directors as a group (3 person)	9,281	1.50%

Beneficial Shareholders of Common Stock greater than 5%
Jeffrey Conley	37,125	6.00%
David AB Brown (2)	92,812	14.00%
Money Tree Solutions, LLC (3)	92,812	14.00%
James C. Jones (4)	92,812	14.00%

** Less than 1%

(1) Applicable percentage of ownership is based on 619,085 shares of common stock outstanding and 0 shares of Preferred Stock issued and outstanding on March 31, 2021. Percentage totals are calculated separately based on each class of capital stock. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of March 31, 2021, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of March 31, 2021, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Shares held by Path Guard Network Inc. Mr. Shepard is the sole executive officer and director of Path Guard Network Inc. and has voting and dispotive control over securities held by Path Guard Network Inc.

(3) Shares held by David A B Brown, Roth, 401(k) Profit Sharing Plan.

(4) Andrew Brown has voting and dispositive over the shares held by Money Tree Solutions, LLC.

(5) Shares held by Law Offices of James C. Jones 401(k)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation

On March 31, 2021, David Cutler and Redgie Green resigned as executive officers of the Company subject to the Company filings its Form 10Q Quarterly Report for the quarter ended December 31, 2020. Further, Mr. Green resigned as a director of the Company effective March 31, 2021 and Mr. Cutler resigned as a director subject to the requirements of Section 14(f) of the Securities Exchange Act of 1934. The resignation of Mr. Cutler and Mr. Green was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices, or otherwise. The Board approved and accepted the resignations.

Appointment

On March 31, 2021, John Shepard was appointed to serve as Chairman of the Board of Directors and, subject to the effective date of the resignation of Mr. Cutler and Mr. Green, as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary.

Mr. John Shepard started his career in office equipment and software sales for Panasonic and Minolta in 1996. In 2004, John Shepard received his real estate license and began his career and business to business relationships with landowners and developers. Mr. Shepard has contracted more than $250 million. In 2009, Mr. Shepard worked for a startup medical device company Rapid Pathogen Screening. At RPS, a point of care medical device manufacturer John Shepard was the Director of Sales and transitioned into the Director of Government Sales. Mr. Shepard graduated with a B.S. in Business with a concentration in finance from Eckerd College in 2004.

Family Relationships

Mr. Shepard is not related to any Officers or Directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated March 31, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2021	CANNING STREET CORPORATION

/s/ David Cutler Name: David Cutler Title: Chief Financial Officer

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